Exhibit 99.2

CorMedix TO ACQUIRE MELINTA THERAPEUTICS, CREATING DIVERSIFIED
SPECIALTY COMPANY WITH STRONG PRESENCE IN ACUTE CARE SETTINGS

-	Transformational deal for CorMedix that expands and diversifies company’s commercial product portfolio, with seven innovative drug products and a pipeline expansion indication with near-term revenue growth potential

-	Transaction expected to be near-term accretive to EPS with double-digit accretion expected in 2026; annual run-rate synergies expected to be ~$35 to $45 million

-	Pro forma 2025 combined revenues estimated to be $305 to $335 million

-	Advances CorMedix’s strategy to build a formidable specialty pharmaceutical business through a combination of organic and inorganic growth

-	Dynamic platform can be leveraged to support additional products and expand as the combined company enters its next phase

-	CorMedix to host conference call and webcast today at 8:30 a.m. ET.

Berkeley Heights, NJ – August 7, 2025 – CorMedix Inc. (“CorMedix”) (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, and Melinta Therapeutics LLC (“Melinta”), a private commercial-stage company providing innovative therapies for acute and life-threatening illnesses, today announced a definitive agreement for CorMedix to acquire Melinta. The selling shareholders will receive $300 million in total consideration at closing, including $40 million of CorMedix equity, and will be eligible to receive a regulatory milestone of up to $25 million and royalties on net sales of MINOCIN® and REZZAYO™.

The proposed acquisition will expand CorMedix’s team and commercial platform, and increase the commercial portfolio with six marketed, highly differentiated, hospital- and clinic-focused infectious disease products, including REZZAYO™ (rezafungin for injection), MINOCIN® (minocycline) for Injection, VABOMERE® (meropenem and vaborbactam), KIMYRSA® (oritavancin), ORBACTIV™ (oritavancin), BAXDELA® (delafloxacin), and an additional well-established cardiovascular product, TOPROL-XL® (metoprolol succinate). REZZAYO™ is currently approved for the treatment of candidemia and invasive candidiasis in adults, with an ongoing Phase III study for the prophylaxis of invasive fungal infections in adult patients undergoing allogeneic blood and marrow transplantation. The completion of the Phase III study for REZZAYO™ is expected in 1H 2026.

“This acquisition is a transformational step in the evolution of CorMedix, providing an attractive revenue base of highly synergistic assets, as well as multiple opportunities to drive future growth. We are excited to acquire Melinta, which enables us to expand our product portfolio in the hospital space while delivering therapies to patients with high unmet need,” said Joseph Todisco, CEO of CorMedix Inc. “I would like to congratulate Christine Ann Miller, Melinta Therapeutics President & CEO, on building a high-performing organization. The combination with Melinta creates a formidable and diversified specialty platform with a deep and experienced team in the hospital acute care and infectious disease arena. This transaction reflects the type of high-impact, cash-flow generating opportunities we are targeting and strengthens our position to further expand, as we strive to create shareholder value through both organic growth and additional acquisitions in the future.”

“The synergistic combination of Melinta and CorMedix represents an exciting new chapter in our company’s evolution,” said Christine Ann Miller, President and CEO of Melinta Therapeutics. “Over the past five years, we have built a robust commercial infrastructure with a high-performing team, deep expertise, and relationships within the hospital and acute care ecosystem, while achieving significant revenue growth and sustained profitability. CorMedix recognizes not just our innovative therapies, but the exceptional capabilities of our organization. I’m confident that Melinta’s commercial excellence and proven track record will augment CorMedix’s team and track record of operational execution and success, to create an even stronger platform for future growth.”

Strategic and Financial Benefits

●	Strengthens portfolio with multiple growth driving assets - Seven marketed products (MINOCIN®, REZZAYO™, VABOMERE®, ORBACTIV™, BAXDELA®, KIMYRSA®, and TOPROL-XL®) will add revenue and expanded reach in infectious disease.

●	Diversifies and increases portfolio and revenue base and cash flow - Melinta’s portfolio generated total revenues of $120 million in 2024 and is expected to deliver $125 million to $135 million of revenue for FY 2025.

●	Growth asset in REZZAYO™ for prophylaxis - Ongoing Phase III study of REZZAYO™, if successful, is expected to support a supplemental New Drug Application (sNDA) for expanded use for the prophylaxis of invasive fungal infections in adult patients undergoing allogeneic blood and marrow transplant. If approved, peak annual sales for REZZAYO™ in this indication could exceed $200 million.

●	Upside growth potential with BARDA collaborations for BAXDELA® and VABOMERE® - BARDA has awarded Melinta funding for the development of both products for use in pediatric patient populations and against biothreat pathogens.

●	Strong fit with existing CorMedix infrastructure and future deployment needs – With the potential to achieve annual run-rate synergies of $35 million to $45 million in the near-term, the combination sets the stage for the future potential expansion of DefenCath® into total parenteral nutrition (TPN), for which inpatient utilization is expected to be significant. CorMedix expects that if approved, peak annual sales of DefenCath® in the TPN indication will be $150 to $200 million.

●	Acquisition is expected to be highly accretive in 2026

Terms and Financing

Under the terms of the agreement, which has been approved by the CorMedix and Melinta Board of Directors respectively, CorMedix will pay $300 million in upfront consideration, comprised of $260 million in cash and $40 million in CorMedix equity issued to Melinta shareholders of Deerfield Management Company, L.P. (“Deerfield”). The cash consideration will be funded by a combination of CorMedix’s existing cash on hand and the proceeds of a $150 million convertible debt financing with high quality healthcare focused institutional investors, including Deerfield, the terms of which will be described in a Current Report on Form 8-K to be filed by the Company today. The agreement contains an additional regulatory milestone of up to $25 million (payable in cash or shares at CorMedix’s election) for the FDA approval of the expanded indication of REZZAYO™ for prophylaxis of invasive fungal infections in adults undergoing allogeneic blood and marrow transplantation, if this milestone event is achieved by June 30, 2029. Furthermore, the agreement includes tiered royalties on REZZAYO™ U.S. net sales and low-single-digit royalties on MINOCIN® U.S. net sales.

The transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the ‘HSR Act’). The Company expects the transaction to close as early as September 1, 2025.

Full Year Financial Guidance

●	Pro Forma 2025 Revenue: $305 million – $335 million

●	Pro Forma 2025 Synergized Adjusted EBITDA: $150 million – $170 million

●	DefenCath® 2025 Revenue: $180 million – $200 million

Advisors

Moelis & Company LLC is acting as exclusive financial advisor for CorMedix in connection with the acquisition of Melinta and sole placement agent for convertible debt financing. Willkie Farr & Gallagher LLP is acting as legal advisor to CorMedix in connection with the acquisition of Melinta and the convertible debt financing. RBC Capital Markets is acting as a financial advisor to CorMedix in connection with the convertible debt financing. Goodwin Procter LLP is acting as a legal advisor to Moelis & Company LLC for the convertible debt financing.

Conference Call and Webcast Information

Management will host a conference call and a live webcast today, August 7, 2025, at 8:30 a.m. ET, to discuss the transaction and CorMedix’s second quarter 2025 financial results. The conference call can be accessed by dialing 1-844-676-2922 from the United States or 1-412-634-6840 internationally. The live webcast will be accessible in the “Presentations & Events” section of the CorMedix Investor Relations website or using the following Webcast Link.

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. The Company is focused on commercializing its lead product DefenCath® (taurolidine and heparin) which was approved by the FDA on November 15, 2023. CorMedix commercially launched DefenCath® in inpatient settings in April 2024 and in outpatient settings in July 2024. CorMedix is commencing clinical studies in Total Parenteral Nutrition and Pediatric patient populations in 2025 and also intends to develop DefenCath® as a catheter lock solution for use in other patient populations. For more information visit: www.cormedix.com.

About Melinta

Melinta Therapeutics is a biopharmaceutical company dedicated to providing innovative therapies to people impacted by acute and life-threatening illnesses. We focus our expanding portfolio on serving patients with an unmet need because that’s how we make the most meaningful impact. At Melinta, we’re visionaries dedicated to innovation while staying grounded in what matters most: patients. Our portfolio currently includes seven commercial-stage products: MINOCIN® (minocycline), REZZAYO™ (rezafungin), VABOMERE® (meropenem and vaborbactam), ORBACTIV™ (oritavancin), BAXDELA® (delafloxacin), KIMYRSA® (oritavancin), and TOPROL-XL® (metoprolol succinate). For more information about Melinta Therapeutics, our commitment to patients, and to learn about our portfolio of therapies, visit www.melinta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix and in the Quarterly Report on Form 10-Q for the quarter ended, on June 30, 2025. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause actual results to differ include, but are not limited to: the ultimate outcome of the acquisition of Melinta; the satisfaction of the conditions to the closing of the proposed transaction in a timely manner; the ability of the combined company to achieve the identified synergies; the ability to integrate the Melinta business into CorMedix and realize the anticipated strategic benefits of the transaction within the expected time-frames or at all; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees of Melinta; the expected benefits and success of Melinta’s products and product candidates; potential litigation relating to the potential transaction that could be instituted against CorMedix or its directors; rating agency actions and CorMedix’s ability to access short- and long-term debt markets on a timely and affordable basis; general economic conditions that are less favorable than expected; geopolitical developments and additional changes in international trade policies and relations, including tariffs; and the ability of our products and product candidates to compete effectively against current and future competitors.

Investor Contact:

Dan Ferry
Managing Director
LifeSci Advisors

daniel@lifesciadvisors.com
(617) 430-7576